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                                                                   EXHIBIT 10.19

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE WARRANT AGREEMENT (AS HEREINAFTER DEFINED), A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST.

THE TRANSFER OR EXCHANGE OF THESE WARRANTS MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT AGREEMENT.

No. 001                                                            July 30, 1999

                   VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
                           ON JULY 30, 2009 OR EARLIER
                      AS PROVIDED IN THE WARRANT AGREEMENT

                          Net2000 Communications, Inc.
                               Warrant Certificate

     THIS CERTIFIES THAT for value received, Nortel Networks Inc. or its registered assigns (the "Holder"), is the owner of Warrants that initially entitle it to purchase from Net2000 Communications, Inc., a Delaware corporation (the "Company"), at any time and from time to time after the date hereof and on or prior to 5:00 p.m. Eastern Standard time on July 30, 2009, or such earlier date as described in the Warrant Agreement (the "Expiration Date"), 895,944 fully paid and nonassessable shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at an exercise price of $.01 per share (the "Warrant Price"). The shares of Common Stock purchasable upon exercise of the Warrants, as such number of shares may be adjusted pursuant to Sections 11 and 12 of the Warrant Agreement, are hereinafter referred to as the "Warrant Shares." Subject to the terms and conditions of the Warrant Agreement, the Warrants may be exercised by (a) surrendering to the Company this Warrant Certificate with the Exercise Notice attached hereto duly executed, and (b) delivering payment to the Company, in cash, in lawful money of the United States of America, or by certified bank check payable to the order of the Company, in an amount equal to the product of (i) the number of Warrants designated in the Exercise Notice multiplied by (ii) the Warrant Price; provided, however, that the number of Warrants exercised by the Holder at any one time may not be less than 100,000 and must be an integral multiple of 1,000.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Warrant Agreement.

     This Warrant Certificate and the Warrants it represents are subject to, and entitled to the benefits of, all of the terms, provisions, and conditions of the Warrant Agreement, dated as of July 30, 1999 (the "Warrant Agreement") by and between the Company and Nortel Networks Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part


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rights, limitation of rights, obligations, duties and immunities hereunder of the Company and the Holder. A copy of the Warrant Agreement will be made available by the Company upon request.

     Subject to the restrictions upon transfer set forth in the Warrant Agreement, each Warrant Certificate may be exchanged, at the option of the Holder, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender to the Company. Any Holder of a Warrant Certificate desiring to exchange a Warrant Certificate must make such request in writing delivered to the Company, and must surrender the Warrant Certificate to be so exchanged, duly endorsed in accordance with the Warrant Agreement.

     Subject to the restrictions upon transfer set forth in the Warrant Agreement, the Warrants will be transferable only on the Warrant Register, upon surrender to the Company of this Warrant Certificate, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer, which endorsement must be guaranteed by a bank or trust company or a broker or dealer which is a member of the NASD In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, must be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority must be produced, and may be required to be deposited and remain with the Company in its discretion.

     The Company will not be required to issue fractional Warrant Shares upon the exercise of any Warrants evidenced by this Warrant Certificate. If any fraction of a Warrant Share would, except for the provision of Section 12 of the Warrant Agreement, be issuable upon the exercise of the Warrants, Warrant Shares will be rounded upward to the nearest whole share.

     Nothing contained in the Warrant Agreement or in this Warrant Certificate will be construed as conferring upon the holder of this Warrant Certificate the right to vote, or to receive dividends, or to consent or (except as provided in the Warrant Agreement) to receive notice in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.



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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this 30th day of July, 1999, in Herdon, Virginia, by its corporate officers duly authorized.

                                         Net2000 COMMUNICATIONS, INC.

                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:



Attest:


-------------------------------
Secretary